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Exhibit No. 10.6

WASHINGTON MUTUAL, INC.
RETIREMENT SAVINGS AND INVESTMENT PLAN AMENDMENTS

        1.     Existing Section 4.1(b) is replaced in its entirety by the following:

          (b)   Safe Harbor Matching Contribution.    For any Participant who has completed twelve (12) months of Service, a matching contribution by the Employer equal to the following:

            (A)  One Hundred (100) percent of a Participant's Salary Deferral Contributions not in excess of three (3) percent of the Participant's Considered Compensation.

            (B)  Fifty (50) percent of a Participant's Salary Deferral Contributions in excess of three (3) percent of the Participant's Considered Compensation but not in excess of five (5) percent of the Participant's Considered Compensation.

        2.     The first sentence of Section 4.5 shall be amended to read as set forth below:

  For each Plan Year, the Plan shall satisfy the nondiscrimination tests in section 401(m) of the Code and Treasury Regulations promulgated thereunder; provided, however, that the Plan shall be deemed to satisfy such tests without regard to Sections 4.5(a)-(c) below for any Plan Year in which Employer Matching Contributions pursuant to Section 4.1(b) satisfy the contributions requirements set forth in section 401(m)(11) of the Code and Treasury Regulations thereunder.

        3.     The first sentence of Section 5.2 shall be amended as set forth below:

  For each Plan Year, the Plan shall satisfy the nondiscrimination tests in section 401(k)(3) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that the Plan shall be deemed to satisfy such tests without regard to Sections 5.2(a)-(c) below for any Plan Year in which Employer Matching Contributions pursuant to Section 4.1(b) satisfy the contributions requirements set forth in section 401(k)(12) of the Code and Treasury Regulations thereunder.

        4.     Section 7.5 shall be amended by the addition of new paragraph (k) to read as set forth below:

          (k)   Notwithstanding the foregoing, a Participant shall be fully vested at all times with respect to the portion of such Participant's Accrued Benefit attributable to Matching Contributions made pursuant to Section 4.1(b)(1) with respect to Salary Deferral Contributions made with respect to Considered Compensation earned after December 31, 2003.

        5.     The portion of Section 8.10 that precedes the paragraph (a) is amended to read as follows:

  Restrictions on Distributions.    Notwithstanding anything to the contrary above, a Participant's Salary Deferral Account, and any amounts in any other employer contribution accounts attributable to Qualified Employer Contributions or Matching Contributions made pursuant to Section 4.1(b)(1) with respect to Salary Deferral Contributions made with respect to Considered Compensation earned after December 31, 2003, and any earnings on such Qualified Employer Contributions or Matching Contributions, shall not be distributed before the first to occur of the following events:

        Pursuant to the authority delegated to him by the Human Resources Committee of the Board of Directors at its October 21, 2003 meeting, the undersigned officer of Washington Mutual, Inc. hereby executes this instrument to be effective as of January 1, 2004.

WASHINGTON MUTUAL, INC.

By:		Date:
Its:	Executive Vice President—Human Resources

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  Exhibit No. 10.6
WASHINGTON MUTUAL, INC. RETIREMENT SAVINGS AND INVESTMENT PLAN AMENDMENTS